For Immediate Release Investors: Media: Ramesh Shettigar Eileen L. Beck (717) 225-2746 (717) 225-2793 ramesh.shettigar@glatfelter.com eileen.beck@glatfelter.com GLATFELTER ANNOUNCES SALE OF OBER-SCHMITTEN, GERMANY FACILITY ~ Ostrest GmbH to assume ownership effective August 15, 2023 with site to remain fully operational ~ CHARLOTTE, North Carolina – August 15, 2023: Glatfelter Corporation (NYSE: GLT), a leading global supplier of engineered materials, today announced the sale of Glatfelter Ober-Schmitten GmbH and certain related distributor operations in Asia to Ostrest GmbH, a company owned by Ilkem Şahin, the chairman of the board of İŞ Holding A.Ş. “I am very pleased that Glatfelter’s Ober-Schmitten site, along with its related sales and distribution in Suzhou, China and Hong Kong, will continue to operate and service the glassine and electrical markets under the new ownership of İŞ Holding. While today’s announcement is a departure from our previously announced plan to close Ober-Schmitten, the sale of this business is a great outcome for all stakeholders, including the employees who service the customers in these markets,” said Mr. Thomas Fahnemann, President and Chief Executive Officer. “Ilkem Şahin is the chairman of the board of the family-owned and operated İŞ Holding A.Ş., a well-established enterprise with a 70-year history rooted in rich values that operates with an entrepreneurial, results-oriented spirit,” continued Mr. Fahnemann. “I am confident their culture and way of doing business will play an important role in building the future success for Ober-Schmitten. By completing this sale with an immediate effective date, Glatfelter will mitigate any anticipated costs associated with closing the Ober-Schmitten site as communicated during our second quarter earnings release.” Mr. İlkem Şahin, Chairman, IS Holding A.S. said, “With the specialty paper factory in Nidda, we are pleased to support the community and to be able to positively contribute to the over two hundred years of paper production tradition in Ober- Schmitten. The acquisition fits well into the portfolio of İŞ Holding, which thus further expands its activities in Germany. İŞ Holding sees a good perspective for the continuation of the site. Together with the site management, all employees, as well as the committees of the city of Nidda, a sustainable concept for the future will be developed and implemented in the coming weeks.” Caution Concerning Forward-Looking Statements Any statements included in this press release that pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “plans”, “targets”, and similar expressions to identify forward-looking statements. Any such statements, including those related to the impact of the sale on the previously announced costs associated with the closing the Ober-Schmitten site, are based on the Company’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements. The risks, uncertainties and other unpredictable or uncontrollable factors are described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) in the Risk Factors section and under the heading “Forward-Looking Statements” in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the SEC’s website at www.sec.gov. In light of these risks, uncertainties and other factors, the forward-looking matters discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation, and N E W S R E L E A S E Corporate Headquarters 4350 Congress Street Suite 600 Charlotte, NC 28209 U.S.A. www.glatfelter.com Contacts:

does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. About Glatfelter Glatfelter is a leading global supplier of engineered materials with a strong focus on innovation and sustainability. The Company’s high quality, technology-driven, innovative, and customizable nonwovens solutions can be found in products that are Enhancing Everyday Life®. These include personal care and hygiene products, food and beverage filtration, critical cleaning products, medical and personal protection, packaging products, as well as home improvement and industrial applications. Headquartered in Charlotte, NC, the Company’s 2022 net sales were $1.5 billion. As of December 31, 2022, we employed approximately 3,250 employees worldwide. Glatfelter’s operations utilize a variety of manufacturing technologies including airlaid, wetlaid and spunlace with fifteen manufacturing sites located in the United States, Canada, Germany, the United Kingdom, France, Spain, and the Philippines. The Company has sales offices in all major geographies serving customers under the Glatfelter and Sontara® brands. Additional information about Glatfelter may be found at www.glatfelter.com. About İŞ Holding İŞ Holding has more than twenty subsidiaries in a variety of sectors such as QSR, logistics, packaged snacks and food, agriculture, textile, energy, construction, IT, media and manufacturing of durable goods and employs more than 15,000 employees. İŞ Holding has been active since the 1950s, starting as a family business in textile and today stands as a driving force of the Turkish economy with its mission of being a multinational and entrepreneurial group through its partnerships with leading brands and companies of the world. İŞ Holding strives to produce value in a sustainable manner and consistently achieves a rapid and healthy growth through its commitment to a culture of partnership with global brands and international companies.